Exhibit 20(k)

Monthly Certificateholders' Statement

Sears Credit Account Master Trust II

Series 1999-3 Monthly Statement

 Distribution Date: May 15, 2001               Due Period Ending: April    2001

 Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31,1994, as amended, by and among Sears, Roebuck and Co., SRFG, Inc.,

 (formerly Sears Receivables Financing Group, Inc.) and Bank One, National Association

 (formerly The First National Bank of Chicago) as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to

 Certificateholders and the performance of the Trust.  The information for the Due

 Period and the Distribution Date listed above is set forth below:

 1.  Payments or Allocations to 1999-3 Investors this Due Period

     Series 1999-3          Total             Interest             Principal

     Class A           $2,150,000.00        $2,150,000.00                 $0.00

     Class B                   $0.00                $0.00                 $0.00

     Class C                   $0.00                $0.00                 $0.00

 2.  Principal Receivables at the end of the Due Period

     (a) TOTAL PRINCIPAL RECEIVABLES IN THE TRUST            $11,916,624,397.70

         Aggregate Investor Interest                          $9,221,950,217.59

         Seller Interest                                      $2,694,674,180.11

     (b) INVESTOR INTEREST BY GROUPS

         Group One Investor Interest                          $9,221,950,217.59

     (c) INVESTOR INTEREST BY SERIES

         Series 1995-3 Investor Interest                         $41,471,722.44

         Series 1995-5 Investor Interest                        $588,250,000.00

         Series 1996-1 Investor Interest                        $264,167,565.98

         Series 1996-3 Investor Interest                        $588,240,000.00

         Series 1996-4 Investor Interest                        $424,445,087.36

         Series 1996-5 Investor Interest                        $628,931,000.00

         Series 1997-1 Investor Interest                        $588,240,000.00

         Series 1998-1 Investor Interest                        $193,804,841.81

         Series 1998-2 Investor Interest                        $530,000,000.00

         Series 1999-1 Investor Interest                        $588,250,000.00

         Series 1999-2 Investor Interest                        $588,250,000.00

         Series 1999-3 Investor Interest                        $470,650,000.00

         Series 2000-1 Investor Interest                      $1,000,000,000.00

         Series 2000-2 Investor Interest                        $588,250,000.00

         Series 2000-3 Investor Interest                        $755,000,000.00

         Series 2000-4 Investor Interest                        $629,000,000.00

         Series 2001-1 Investor Interest                        $755,000,000.00

    (d)  INVESTOR INTEREST BY CLASS (SERIES 1999-3)

          Class A Investor Interest                             $400,000,000.00

          Class B Investor Interest                              $28,250,000.00

          Class C Investor Interest                              $42,400,000.00

         TOTAL CLASS INVESTOR INTEREST                          $470,650,000.00

 3.  Allocation of Collections During the Due Period

     (a) TOTAL COLLECTIONS                                      $769,861,410.83

         Principal Receivables Collected                        $581,482,220.91

         Finance Charge Receivables Collected                   $188,379,189.92

         Recovered Amounts added as Additional Funds             $14,668,432.63

         Investment Income                                          $844,495.35

                                                                      Additional

                                   Finance Charge       Principal      Allocable

                                    Collections        Collections      Amounts

     (b) ALLOCATION OF COLLECTIONS

         WITH RESPECT TO THE INVESTOR

         INTEREST AND THE SELLER INTEREST

         Aggregate Investor Allocation

         (Aggregate Investor Percentage

         multiplied by total

         Collections received

         during the Due Period)   $146,846,978.24  $453,282,058.81  $15,512,927.98

         Seller Allocation

         (Seller Percentage

         multiplied by total

         Collections received

         during the Due Period)    $41,532,211.68  $128,200,162.10           $0.00

     (c) Group One Allocation     $146,846,978.24  $453,282,058.81  $15,512,927.98

     (d) Series 1999-3 Allocation   $7,405,336.28   $22,858,530.12     $782,300.38

     (e) Reallocations of Collections

         to Series 1999-3 from other

         series in Group One and

         application of Charge-Off

         reimbursements to Principal

         payments.                          $0.00            $0.00           $0.00

 4.  Information Concerning Controlled Amortization Amount

                                     Amount Distributed      Total Distributions

                                      this Due Period       through this Due Period

         SERIES 1999-3 BY CLASS:

           Class A                               $0.00                    $0.00

           Class B                               $0.00                    $0.00

           Class C                               $0.00                    $0.00

 5.  Information Concerning Controlled Accumulation Amount

                                     Amount Deposited        Total in the Series

                                  this Distribution Period  Principal Funding Account

         SERIES 1999-3 BY CLASS:

           Class A                                $0.00                   $0.00

           Class B                                $0.00                   $0.00

           Class C                                $0.00                   $0.00

 6.  Investor Charged-Off Amounts

                                                                This Due Period

     (a) Group One (the sum of the Series Investor

         Charged-Off Amounts for all Series in

         Group One)                                              $59,937,530.93

     (b) Series 1999-3(the sum of the Class

         Investor Charged-Off Amounts for all

         Classes in Series 1999-3)                                   $3,022,585.67

     (c) Series 1999-3 by Class:

         Class A (Class A Percentage multiplied

         by the Charged-Off Amount)                               $2,568,860.63

         Class B (Class B Percentage multiplied

         by the Charged-Off Amount)                                 $181,425.82

         Class C (Class C Percentage multiplied

         by the Charged-Off Amount)                                 $272,299.22

 7.  Investor Losses

                                                                        Total

     (a) Group One                                                        $0.00

     (b) Series 1999-3                                                    $0.00

     (c) Series 1999-3 By Class:

         Class A                                                          $0.00

         Class B                                                          $0.00

         Class C                                                          $0.00

 8.  Monthly Servicing Fee Payable This Due Period

     SELLER SERVICING FEE                                         $4,399,335.64

     INVESTOR SERVICING FEE

     (a) Group One                                               $15,554,893.75

     (b) Series 1999-3                                              $784,416.67

 9.  Performance Analysis

     (a) Portfolio Yield (Finance Charge Collections during

         the Due Period divided by Principal Receivables in

         the Trust as of the first day of the Due Period)                 18.88%

     (b) Charge-Offs (Charged-Off Amounts during the Due

         Period divided by Principal Receivables in the

         Trust as of the first day of the Due Period)                      7.71%

     (c) Recoveries (Recovered Amounts added as Additional

         Funds on the Distribution Date divided by Aggregate

         Investor Interest in the Trust as of the first day                1.89%

         of the Due Period)

     (d) Investment Income Earned (added as Additional Allocable

         Amounts on the Distribution Date divided by Aggregate Investor    0.11%

         Interest in the Trust as of the first day of the Due Period)

     (e) Investor Servicing Fee Percentage (weighted average

         of Investor Servicing Fees for Series 1999-3)                           2.00%

     (f) Weighted Average Certificate Rate (weighted average

         certificate rates for all classes of Series 1999-3)                      5.48%

     (g) Series Excess Servicing Percentage (the sum of Series

         Finance Charge Collections, Investment Income and Recovered

         Amounts minus the sum of Series Charge-Offs Amounts, the

         Investor Servicing Fee and the Certificate Interest

         divided by the Series Invested Amount)                            5.69%

     (h) Total Payment Rate (Aggregate Collections during

         the Due Period divided by the aggregate amount of

         Receivables in the Trust as of the first day of

         the Due Period)                                                   6.33%

 10. Summary Delinquency Aging Information

      The Accounts in the Trust have the following delinquency distribution:

                                              April   2001

       Delinquencies as a % of balances

         60 - 89 days past due                   1.83

         90 - 119 days past due                  1.48

         120 days or more past due               4.01

       Total Delinquencies                       7.32

     The delinquency rate is calculated by dividing the delinquent balances as of the end of the Due Period by the balance of receivables in the

     Trust at the end of the Due Period.  Sears and the Bank determine delinquency levels for accounts using an aging methodology that is based on the number of completed billing cycles during which the customer failed to make a required payment.  The delinquency data reflect the percentage of

     Account balances for which the customer has failed to make a required payment in each of the last three, four and five or more billing cycles, respectively.

                                             BANK ONE, NATIONAL ASSOCIATION,

                                             as Trustee

                                             By: /s/ Jeffrey L. Kinney

                                                     Jeffrey L. Kinney

                                                     Vice President